UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2010
F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2010, the Board of Directors of F & M Bank Corp. (the “Company”) appointed Christopher S. (Chris) Runion to the Board of Directors for a one-year term expiring at the Company’s 2011 Annual Meeting of Shareholders.  Mr. Runion has been named to the Audit and Investment Committees.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 8, 2010 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected 2 directors to serve three year terms and approved the ratification of the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The voting results for each proposal are as follows:

1.	To elect 2 directors to each serve a three year term expiring at the 2013 Annual Meeting:

	For	Withhold	Broker Non-Vote
Thomas L. Cline	1,243,083	56,257	228,436
Michael W. Pugh	1,253,082	46,258	228,436

2.	To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

For	Against	Abstain
1,522,298	200	5,278

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Financial Officer

     Date: May 12, 2010